Exhibit 10.21

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of December 9, 2005, among GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership (“Holdings”), GRAHAM PACKAGING COMPANY, L.P., a Delaware limited partnership (the “Borrower”), GPC CAPITAL CORP. I, a Delaware corporation (the “Co-Borrower”), the Lenders party thereto from time to time, CITIGROUP GLOBAL MARKETS INC., as syndication agent (in such capacity, the “Syndication Agent”), GOLDMAN SACHS CREDIT PARTNERS, L.P., GENERAL ELECTRIC CAPITAL CORPORATION and LEHMAN COMMERCIAL PAPER INC., as co-documentation agents (in such capacity, each a “Co-Documentation Agent”), DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, LASALLE BANK NATIONAL ASSOCIATION and MANUFACTURERS AND TRADERS TRUST COMPANY, as senior managing agents (in such capacity, each a “Senior Managing Agent”), DEUTSCHE BANK SECURITIES INC., as joint lead arranger and joint book runner (“DBSI”), CITIGROUP GLOBAL MARKETS INC., as joint lead arranger and joint book runner (“Citigroup”), and GOLDMAN SACHS CREDIT PARTNERS, L.P., as joint book runner (“Goldman Sachs”, and together with DBSI and Citigroup in their respective capacities as joint lead arrangers and joint book runners, the “Arrangers”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Holdings, the Borrower, the Co-Borrower, the Lenders from time to time party thereto, and the Agents are parties to a Credit Agreement, dated as of October 7, 2004 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, on the date hereof, there are outstanding B Term Loans (for purposes of this First Amendment, herein called the “Refinanced B Term Loans”) in an aggregate principal amount of $1,439,125,000;

WHEREAS, in accordance with the provisions of Section 9.08(c)(ii) of the Credit Agreement, the Borrower wishes to amend the Credit Agreement to enable it to convert and/or refinance in full the outstanding B Term Loans described in the immediately preceding paragraph through (x) the conversion of outstanding B Term Loans into replacement B Term Loans and/or (y) its incurrence of replacement B Term Loans (for purposes of this First Amendment, the replacement B Term Loans described in preceding changes (x) and (y) collectively being herein called the “Replacement B Term Loans”) as more fully provided herein, in each case with the same terms as were theretofore applicable to the B Term Loans except that the pricing applicable thereto shall be as more fully described herein; and

WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

Exhibit 10.21

NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement

1.            On, or within five Business Days after the occurrence of, the First Amendment Execution Date (as hereinafter defined) (subject to the receipt of a Borrowing Request in form and substance reasonably satisfactory to the Administrative Agent and substantially in accordance with the requirements of Section 2.03 of the Credit Agreement, and subject to a notice of prepayment of the Refinanced B Term Loans in accordance with the relevant requirements of Section 2.12(a) of the Credit Agreement, and subject to the relevant conditions specified in Section 4.01 of the Credit Agreement and the occurrence of the First Amendment Effective Date (as hereinafter defined)), each Lender with a B Term Loan Commitment as set forth in the Register as of First Amendment Effective Date hereby agrees to make a B Term Loan in the respective principal amount set forth opposite its name under the heading “B Term Loan Commitment” in the Register as of the First Amendment Effective Date, in each case in accordance with the relevant requirements of the Credit Agreement except that (i) the date of the making of the B Term Loans described in this paragraph, other than those B Term Loans being converted into Replacement B Term Loans, shall be as set forth above and (ii) each Lender with a B Term Loan Commitment as set forth in the Register as of the First Amendment Effective Date shall make the respective B Term Loan available (through the Administrative Agent) in cash, except that each Lender with a B Term Loan Commitment as shown in the Register as of the First Amendment Effective Date with existing B Term Loans outstanding immediately prior to the occurrence of the First Amendment Effective Date shall convert its theretofore outstanding B Term Loans (in a principal amount up to, but not in excess of, the B Term Loan of such Lender as specified in the Register on the date hereof) into Replacement B Term Loans hereunder without any requirement that it make cash proceeds available to the Borrower (except to the extent that the B Term Loan Commitment of such Lender as specified in the Register as of the First Amendment Effective Date exceeds the principal amount of its therefore outstanding B Term Loans). The Borrower shall direct the Administrative Agent to apply (and the Administrative Agent shall apply) all cash proceeds of Replacement B Term Loans made hereunder to refinance then outstanding Refinanced B Term Loans pursuant to the Credit Agreement (before giving effect to the First Amendment) other than those B Term Loans being converted into Replacement B Term Loans. It is understood that the Replacement B Term Loans being made pursuant to this First Amendment (whether by conversion or the making of cash proceeds available to the Borrower to refinance Refinanced B Term Loans) shall constitute Replacement Term Loans pursuant to Section 9.08(c) of the Credit Agreement and the B Term Loans being refinanced or converted shall constitute Refinanced Term Loans as described therein. It is understood and agreed by all parties hereto that the aggregate principal amount of B Term Loans outstanding after giving effect to the First Amendment Effective Date shall be equal to the aggregate amount of B Term Loans which were outstanding immediately prior to giving effect thereto. Any Lender holding outstanding B Term Loans immediately prior to the First Amendment Effective Date, that does not (in its sole discretion) provide a B Term Loan Commitment pursuant hereto, shall have its outstanding B Term Loans repaid in full on the First Amendment Effective Date (if same occurs). On the First Amendment Effective Date, the aggregate amount of Replacement B Term Loans (including those made by conversion or the

Exhibit 10.21

making of cash proceeds available to the Borrower) shall be comprised of the same number of Borrowings as were applicable to the outstanding Refinanced B Term Loan immediately prior to the First Amendment Effective Date, which Borrowings shall be of the same Types and in the same amounts as the Borrowings theretofore applicable to the Refinanced B Term Loans, and in the case of any such Borrowings of Eurodollar Loans shall have the same Interest Period (i.e. continuing to the date of the expiration Interest Period theretofore applicable to the corresponding Borrowing of Refinanced B Term Loan) and the same Adjusted LIBO Rate (although, from and after the First Amendment Effective Date, the LIBOR Margins and ABR Margins applicable thereto shall be determined in accordance with Schedule A to the Credit Agreement, as amended pursuant to following paragraph numbered 4) applicable thereto on the First Amendment Effective Date. Each Lender with Replacement B Term Loans shall participate on a pro rata basis in each outstanding Borrowing of Replacement B Term Loans as described in the immediately preceding sentence. In connection with the incurrence of the Replacement B Term Loans and the repayment of Refinanced B Term Loans in accordance with this First Amendment, the Borrower hereby agrees that, notwithstanding anything to the contrary contained in the Credit Agreement, (i) if requested by any Lender making cash proceeds available to the Borrower pursuant to the Replacement B Term Loans (but not with respect to that portion of the Replacement B Term Loans of any Lender constituting a conversion of Refinanced B Term Loans of such Lender), the Borrower shall pay to such Lender such amounts necessary, as reasonably determined by such Lender, to compensate such Lender for making such Replacement B Term Loans in the middle of an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon the rates then applicable thereto) and (ii) the Borrower shall be obligated to pay to each Lender whose B Term Loans are being repaid in cash (rather than converted into Replacement B Term Loans on the First Amendment Effective Date) amounts of the type referred to in Section 2.15 of the Credit Agreement in connection with its repayment in cash (but not by way of conversion of Refinanced B Term Loans into Replacement B Term Loans as contemplated above) of such Refinanced B Term Loans of such Lender incurred in connection with the conversion of Refinanced B Term Loans and/or the actions taken pursuant to the preceding sentence of this Section I.1.

2.            For the avoidance of doubt, it is understood and agreed that the amounts of the remaining scheduled prepayments of principal of the B Term Loans after giving effect to this First Amendment shall remain unchanged from the schedule set forth in Section 2.11(a) of the Credit Agreement, except that the scheduled repayments for March 31, 2005, June 30, 2005 and September 30, 2005 have already been repaid in full. The schedule of remaining repayments, as calculated on the date hereof, for the Replacement B Term Loans is set forth below:

Date	B Term Loan Amount
December 31, 2005	$3,625,000
March 31, 2006	$3,625,000
June 30, 2006	$3,625,000
September 30, 2006	$3,625,000
December 31, 2006	$3,625,000
March 31, 2007	$3,625,000
June 30, 2007	$3,625,000
September 30, 2007	$3,625,000
December 31, 2007	$3,625,000

Exhibit 10.21

March 31, 2008	$3,625,000
June 30, 2008	$3,625,000
September 30, 2008	$3,625,000
December 31, 2008	$3,625,000
March 31, 2009	$3,625,000
June 30, 2009	$3,625,000
September 30, 2009	$3,625,000
December 31, 2009	$3,625,000
March 31, 2010	$3,625,000
June 30, 2010	$3,625,000
September 30, 2010	$3,625,000
December 31, 2010	$3,625,000
March 31, 2011	$3,625,000
June 30, 2011	$3,625,000
September 30, 2011	$3,625,000
B Term Loan Maturity Date	$1,352,125,000

; notwithstanding the foregoing, all then outstanding principal of the Replacement B Term Loans shall be due and payable on the Term Loan Maturity Date (even if same occurs prior to one or more of the dates set forth in the table above).”

3.            Section 5 of the Credit Agreement is hereby amended by inserting the following new subsection 5.17 at the end of said Section:

“5.17          First Amendment Mortgage Amendments.   Within 60 days following the First Amendment Effective Date (unless otherwise agreed by the Collateral Agent), if and to the extent required by the Collateral Agent, the Borrower shall have delivered to the Collateral Agent, or caused to be delivered to the Collateral Agent, fully executed counterparts of amendments (the “First Amendment Mortgage Amendments”), in form and substance reasonably satisfactory to the Administrative Agent, to each of the Mortgages covering the Mortgaged Properties, together with evidence that counterparts of each of the First Amendment Mortgage Amendments have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable perfected mortgage lien superior to and prior to the rights of all third parties (except Liens under Section 6.02) and subject to no other Liens except as are permitted by Section 6.02 on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Parties securing all of the Obligations (including the Replacement B Term Loans), provided that the actions required to be taken by the Borrower pursuant to this Section 5.17 shall not be required in the event that each Lender holding outstanding B Term Loans immediately prior to the First Amendment Effective Date provides a B Term Loan Commitment pursuant to the First Amendment.”

4.            Schedule A to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Schedule A in the form of Schedule A attached hereto; provided that (x) new Schedule A shall only apply for periods from and after the First

Exhibit 10.21

Amendment Effective Date and (y) the provisions of the Credit Agreement (including old Schedule A) as in effect before giving effect to this First Amendment shall apply for all periods prior to the First Amendment Effective Date and shall apply to all Refinanced B Term Loans outstanding pursuant to the Credit Agreement before giving effect to any conversion thereof to Replacement B Term Loans pursuant to this First Amendment.

5.            Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definition:

“Repricing Transaction” shall mean (1) the incurrence by the Borrower or any of its Subsidiaries of any indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of B Term Loans into a new tranche of replacement term loans under this Agreement) that is secured or is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” interest rate margin or weighted average yield for the respective Type of such indebtedness that is less than the applicable rate for or weighted average yield for B Term Loans of the respective Type (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fee or “original issue discount” shared with all lenders or holders of such indebtedness or B Term Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such indebtedness or B Term Loans, as the case may be, and without taking into account any fluctuations in the Adjusted LIBO Rate or comparable LIBO rate) and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of B Term Loans and/or (2) any effective reduction in the ABR Margins or LIBOR Margins for B Term Loans (e.g., by way of amendment, waiver or otherwise). Any such determination by the Administrative Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on the Borrower and all Lenders holding B Term Loans.

6.            Section 2.05 of the Credit Agreement is hereby amended by inserting the following new clause (f) at the end of said Section:

“(f) All prepayments (and/or conversions) of principal of B Term Loans (whether voluntary or mandatory) made in connection with a Repricing Transaction after the First Amendment Effective Date (but excluding any Repricing Transaction effected pursuant to the First Amendment) and on or prior to the first anniversary of the First Amendment Effective Date will be subject to payment to the Administrative Agent, for the ratable account of each Lender with outstanding B Term Loans, of a fee in an amount equal to 1.0% of the aggregate principal amount of the B Term Loans so prepaid and/or converted. Such prepayment fees shall be due and payable upon the date of any such prepayment or conversion of B Term Loans in connection with a Repricing Transaction.”

II.	Miscellaneous Provisions

1.            In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the First

Exhibit 10.21

Amendment Effective Date after giving effect to this First Amendment and the making of Replacement B Term Loans as contemplated herein, and (ii) all of the representations and warranties contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date after giving effect to this First Amendment and the making of Replacement B Term Loans as contemplated herein, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.            This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3.            This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.            THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.            This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)           the Administrative Agent, the Borrower, each other Loan Party, and each Lender with a B Term Loan Commitment as shown in the Register as of the First Amendment Effective Date (which in aggregate total amount shall equal $1,439,125,000) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission or electronic mail) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Nomy Kayala (facsimile number 212-354-8113) (with the date of the satisfaction of the condition described in this clause (i) being herein called the “First Amendment Execution Date”);

(ii)          the Borrower shall have paid in full (w) all accrued and unpaid interest on all B Term Loans through the First Amendment Effective Date (regardless of whether or not the Credit Agreement otherwise requires a payment of such interest at such time), (x) all fees, costs and expenses (including legal fees and expenses) then due and payable pursuant to the Credit Agreement, (y) any amounts owing to a Lender pursuant to the last sentence of paragraph numbered 1 of Part I hereof, to the extent requested by such Lender of the Borrower at least one Business Day prior to the date when all other conditions to the First Amendment Effective Date have been satisfied and (z) the principal of all outstanding B Term Loans which are not being converted into Replacement B Term Loans in accordance with the terms of this First Amendment;

(iii)        there shall have been delivered to Administrative Agent copies of resolutions of the board of directors of each Loan Party approving and authorizing the

Exhibit 10.21

execution, delivery and performance of this First Amendment and the Loan Documents as amended by this First Amendment, certified as of the First Amendment Effective Date by the corporate secretary or an assistant secretary of such Loan Party as being in full force and effect without modification or amendment; and

(iv)         if and to the extent requested by the Administrative Agent, the Administrative Agent shall have received from Skadden, Arps, Meagher, Slate & Flom, special New York counsel to the Borrower, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the First Amendment Effective Date, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.

6.            By executing and delivering a copy hereof, each Loan Party hereby agrees that all Loans (including, without limitation, the Replacement B Term Loans) shall be fully guaranteed pursuant to the Guarantee Agreements in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents.

7.            From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.

* * *

Exhibit 10.21

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

GRAHAM PACKAGING COMPANY, L.P.

By:__________________________________

Name:

Title:

GRAHAM PACKAGING HOLDINGS

COMPANY

By:__________________________________

Name:

Title:

GPC CAPITAL CORP. I

By:__________________________________

Name:

Title:

DEUTSCHE BANK AG CAYMAN ISLAND

BRANCH, as Administrative Agent

By:__________________________________

Name:

Title:

Exhibit 10.21

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF DECEMBER 9, 2005, AMONG GRAHAM PACKAGING HOLDINGS COMPANY, GRAHAM PACKAGING COMPANY, L.P., GPC CAPITAL CORP. I, THE LENDERS PARTY THERETO FROM TIME TO TIME, CITIGROUP GLOBAL MARKETS INC., AS SYNDICATION AGENT, GOLDMAN SACHS CREDIT PARTNERS, L.P., GENERAL ELECTRIC CAPITAL CORPORATION AND LEHMAN COMMERCIAL PAPER INC., AS CO-DOCUMENTATION AGENTS, DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT FOR THE LENDERS, LASALLE BANK NATIONAL ASSOCIATION AND MANUFACTURERS AND TRADERS TRUST COMPANY, AS SENIOR MANAGING AGENTS, DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS, AND GOLDMAN SACHS CREDIT PARTNERS, L.P., AS JOINT BOOK RUNNER

NAME OF INSTITUTION:

By:__________________________________

Name:

Title:

Exhibit 10.21

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing First Amendment, hereby consents to the entering into of the First Amendment and agrees to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

GPC CAPITAL CORP. I

GRAHAM PACKAGING POLAND, L.P.

By: GPC Sub GP LLC, its general partner

GRAHAM RECYCLING COMPANY, L.P.

By: GPC Opco GP LLC, its general partner

GRAHAM PACKAGING FRANCE PARTNERS

By: GPC Sub GP LLC, its general partner

GRAHAM PACKAGING LATIN AMERICA, LLC

GPC SUB GP LLC

GRAHAM PACKAGING WEST JORDAN, LLC

GRAHAM PACKAGING ACQUISITION CORP.

OWENS-BROCKWAY PLASTIC PRODUCTS INC.

CONTINENTAL PET TECHNOLOGIES, INC.

LANCOP U.S.A., INC.

CONTROLLERS U.S.A., INC.

COMERC U.S.A., INC.

OI REGIOPLAST STS INC.

TECHNOLOGICAL SPECIALTIES, INC.

OI VENEZUELA PLASTIC PRODUCTS INC.

on behalf of each of the above Subsidiary

Guarantors

By:__________________________________

Name:

Title: Authorized Officer

Exhibit 10.21

Schedule A to Credit Agreement

PRICING ADJUSTMENTS

Category Period	LIBOR Margin for Revolving Loans	LIBOR Margin for B Term Loans	ABR Margin for Revolving Loans	ABR Margin for B Term Loans
Category A Period	2.75%	2.25%	1.75%	1.25%
Category B Period	2.50%	2.00%	1.50%	1.00%

The “LIBOR Margin” and the “ABR Margin” for any date shall be determined by reference to the “Category Period” in effect as of the last day of the fiscal quarter most recently ended as of such date and any change shall become effective upon the delivery to the Administrative Agent of the financial statements to be delivered pursuant to Section 5.04 for the most recently ended fiscal quarter together with a certificate of a Responsible Officer of the Borrower (a) setting forth in reasonable detail the calculation of the Net Leverage Ratio for the end of such fiscal quarter and (b) stating that such Responsible Officer has reviewed the terms of this Agreement and the other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and their Subsidiaries during the accounting period, and that such Responsible Officer does not have knowledge of the existence as at the date of such officers’ certificate of any Event of Default or Default. Notwithstanding the foregoing, at the time Holdings shall have received cash proceeds from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock, if a Responsible Officer of Holdings shall deliver to the Administrative Agent a certificate demonstrating in reasonable detail that the Borrower would qualify for a different Category Period (determined on a Pro Forma Basis as of the last day of the last Test Period ended prior to the date on which Holdings shall have received cash proceeds from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock for which financial statements have been made available (or were required to be made available) pursuant to Section 5.04), then the Category Period that would otherwise be applicable as set forth in such certificate shall thereafter be applicable (until same is changed or ceases to apply in accordance with the second preceding sentence). For the purposes of this Schedule A:

“Category A Period” shall exist at any time no other Category Period is then in effect.

Exhibit 10.21

Schedule A to Credit Agreement

“Category B Period” shall exist at any time if (i) Holdings has received cash proceeds from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock and (ii) the Net Leverage Ratio is less than or equal to 4.75 to 1.00 as at the last day of the most recent fiscal quarter for which financial statements have been, or were required to be, delivered pursuant to Section 5.04(a) or (b), as applicable.

Notwithstanding the foregoing, at any time during which (i) the Borrower has failed to deliver the certificate required under Section 5.04(c) with respect to a fiscal quarter following the date the delivery thereof is due or (ii) a Default or Event of Default is in existence, the Category Period shall be deemed, solely for the purposes of this Schedule A, to be a Category A Period, until such time as the Borrower shall deliver such certificate or such Default or Event of Default shall be cured or waived.